UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report – February 29, 2008

(Date of earliest event reported)

QUESTAR CORPORATION

(Exact name of registrant as specified in its charter)

STATE OFUTAH	1-8796	87-0407509
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433

(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On February 29, 2008, Questar Exploration and Production Company, a subsidiary of Questar Corporation, closed its previously announced transaction and acquired certain natural gas development properties in northwest Louisiana from Will-Drill Resources, Inc. and other sellers who are unaffiliated with Questar for an aggregate purchase price of $601 million, subject to customary post-closing adjustments. The transaction has an effective date of January 1, 2008 and was funded with short-term debt

Item 8.01

Other Events.

On March 3, 2008, Questar Corporation issued a press release reporting that Questar Exploration and Production Company, a subsidiary, had closed the previously announced purchase of two significant natural gas development properties in northwest Louisiana for an aggregate purchase price of $659 million, subject to customary post-closing adjustments. Questar also revised its 2008 earnings and production guidance and underlying assumptions and reported additional natural gas fixed-price hedges. The acquisition described in Item 2.01 above is referenced in the press release that is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Exhibit

     99.1

Press Release dated March 3, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

March 4, 2008

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Press Release dated March 3, 2008.

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